Exhibit 31.1. Certification by Chief Executive Officer and Principal Executive Officer

I, Daniel E. Gorski, certify that:

1.I have reviewed this Amendment No., 1 to the Quarterly Report on Form 10-Q of Texas Mineral Resources Corp; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 8, 2020

/s/ Daniel E. Gorski
Daniel E. Gorski, Chief Executive Officer, Principal Executive Officer